Exhibit 5.1
Law Office of Reed & Reed, P.C.
Attorneys at Law
Suite 330
1919 14th Street
Boulder, Colorado  80302
Telephone (303) 426-0691
Telecopier (303) 426-0645

July 20, 2001

Earth Sciences, Inc.
8100 SouthPark Way, B-2
Littleton, Colorado  80120


Gentlemen:

	In connection with the Registration Statement on Form S-8 being filed by Earth Sciences, Inc. (the "Company") with the Securities and
Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 556,084 shares of the Company's Common Stock, $.01 par value, to be offered under the Company's 2001 Stock Compensation Plan
#2 (the "Plan"), we are of the opinion that:

	1.	The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

	2.	All necessary corporate action has been taken to authorize the establishment of the Plan and the issuance of 556,084 shares of the Company's Common Stock under the Plan: and

	3.	The shares of the Company's Common Stock, issued under the Plan constitute(or upon due exercise of stock options in accordance with the Plan will constitute), legally issued, fully paid and nonassessable shares of Common Stock of the Company.

	We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

					Very truly yours,

					/s/ Scott Reed
					Law Office of Reed & Reed, P.C.